Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2014 Equity Incentive Plan of Loxo Oncology, Inc. of our reports dated March 1, 2018, with respect to the consolidated financial statements of Loxo Oncology, Inc. and the effectiveness of internal control over financial reporting of Loxo Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 1, 2018